Exhibit 10.3
ESCROW AGREEMENT
     This Escrow Agreement (this “Agreement”) is made and entered into effective as of the 31st day of July 2006 by and among TAS Holding, Inc. a Delaware corporation (“TAS”), TIMCO Aviation Services, Inc., a Delaware corporation (“TIMCO”), and American Bank of Texas, as escrow agent (the “Escrow Agent”). TAS and TIMCO are collectively referred to herein as the “Parties.” Any references to TAS or TIMCO shall include their successors and assigns.
     WHEREAS, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) between TIMCO and TAS dated as of July 31, 2006, TAS is to merge with and into TIMCO, with TIMCO being the surviving entity, and the public shareholders of TIMCO will receive cash consideration of $4.00 per share, and the holders of Company Stock Options, Stock Purchase Rights, Company Convertible Debt and the LJH Warrant (as such terms are defined in the Merger Agreement) will receive cash consideration equivalent to $4.00 per share of Company Common Stock into which such rights are exercisable or convertible (all such persons having rights to receive cash consideration as a result of the Merger being referred to herein as “Holders”), or $10,006,524 in the aggregate, subject to the terms and conditions described in the Merger Agreement (the “Merger”); and
     WHEREAS, TAS is delivering to the Escrow Agent $10,006,524 in cash as a deposit (the “Deposit Amount”) to be applied to pay the cash consideration to the Holders pursuant to Section 1.10(a) of the Merger Agreement; and
     WHEREAS, the Deposit Amount represents funds contributed to the capital of TAS by its stockholders, LJH, Ltd. (“LJH”) and certain affiliated investment partnerships of Owl Creek Asset Management, L.P. (“Owl Creek”); and
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Denison, Texas or Greensboro, North Carolina are authorized or required by law to close.
     2. Instructions to Escrow Agent. All instructions received by the Escrow Agent from TAS must be signed by an officer of TAS and of LJH. All instructions received by the Escrow Agent from TIMCO must be signed by an officer of TIMCO.
     3. Appointment of the Escrow Agent. The Escrow Agent is hereby appointed as escrow agent with respect to the Escrow (as defined below).
     4. The Escrow. In accordance with the terms of the Merger Agreement, TAS has deposited with the Escrow Agent the Deposit Amount, consisting of funds contributed to its capital by LJH and Owl Creek. The Deposit Amount, plus all interest thereon, shall be held and disposed of in accordance with the terms of this Agreement (the “Escrow”).
     5. The Escrow Agent’s Duties. The Escrow Agent shall hold the Escrow in safekeeping and shall deliver the same or any part thereof, only as set forth in this Agreement.

     6. Terms of Escrow. The terms of the Escrow shall extend until all of the Escrow has been distributed by the Escrow Agent in accordance with Section 8 of this Agreement.
     7. Investment of Escrow. The Escrow Agent shall invest and reinvest cash balances in the Escrow each day in such money market or other short-term investment funds as shall be specified in writing jointly by TAS and by TIMCO, as evidenced by a resolution of the Special Committee of the Board of Directors of TIMCO certified to the Escrow Agent by the secretary or assistant secretary of TIMCO; provided, however, that no investment or reinvestment may be made except in the following:
     (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;
     (b) certificates of deposit issued by any bank, bank and trust company, or national banking association (including the Escrow Agent and its affiliates), which certificates of deposit are fully insured by the Federal Deposit Insurance Corporation or a similar governmental agency;
     (c) repurchase agreements with any state bank or national banking association (including the Escrow Agent and its affiliates); or
     (d) money market funds maintained by the Escrow Agent that are composed solely of United States of America Treasury Securities.
Interest or other amounts paid on, or with respect to, invested cash balances in the Escrow shall be deemed a part of the Escrow, and shall be held and invested by the Escrow Agent in accordance with the terms of this Agreement.
     If the Escrow Agent has not received written instructions from the Parties at any time that an investment decision must be made, the Escrow Agent shall invest such cash balances, or any portion thereof as to which no such written instruction has been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of the Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than 30 days. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required under this Agreement, and the Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by the Escrow Agent for deposit into the Escrow, or any written instruction from the Parties received by the Escrow Agent with respect to investment of any funds in the Escrow after ten o’clock a.m., Central Time, the Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next Business Day.
     The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment. Interest and other earnings on permitted investments shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account. Although TAS and TIMCO each recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, TAS and TIMCO hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month.
     8. Distribution of the Escrow. The Escrow Agent is directed to hold and distribute the Escrow, as follows:
     (a) The Escrow Agent is hereby authorized and directed to release and deliver the Escrow, as TAS and TIMCO, as evidenced by a resolution of the Special Committee of the Board of Directors of TIMCO certified to the Escrow Agent by the secretary or assistant secretary of TIMCO, may jointly direct the Escrow Agent in writing at any time or from time to time, and, without limiting the foregoing, TAS and TIMCO agree:
     (i) upon the consummation of the Merger, the Escrow Agent shall release and deliver the Escrow, minus any excess of the Escrow over the Deposit Amount (the “Escrow Excess Amount”), to the Paying Agent under the Merger Agreement, who shall be identified to Escrow Agent in a written notice by TAS and TIMCO, as evidenced by a resolution of the Special Committee of the Board of Directors of TIMCO certified to the Escrow Agent by the secretary or assistant secretary of TIMCO, prior to the consummation of the Merger, and thereupon to release and deliver the Escrow Excess Amount to TIMCO as the surviving corporation of the Merger. Delivery to the Escrow Agent of a Certificate of Merger evidencing the merger of TAS, with and into TIMCO, and bearing the seal of the Secretary of State of the State of Delaware and certified to be in effect by the Secretary of TIMCO is agreed by TIMCO and TAS to be sufficient evidence of the consummation of the Merger, and upon receipt thereof, the Escrow Agent is hereby authorized and directed to release and deliver the Escrow in accordance with this Section 8(a)(i); and
     (ii) if the Merger Agreement is terminated, the Escrow Agent shall release and deliver to LJH 80.52% of the Escrow and to Owl Creek 19.48% of the Escrow, solely upon receipt of joint instructions to such effect by TAS and the Special Committee of the Board of Directors of TIMCO; or
     (b) The Escrow Agent is hereby authorized and directed to release and deliver the Escrow in accordance with, and upon the Escrow Agent’s receipt of, a certified copy of a final judgment or order, unappealed or unappealable, of a court of competent jurisdiction ordering such release and delivery.
     (c) Upon and after the consummation of the Merger, because TAS and TIMCO will have merged into a single corporation which will continue under the name of TIMCO, all subsequent instructions and actions required under this Agreement by either of TAS or TIMCO shall be performed by TIMCO.
     9. The Escrow Agent’s Authority to Act.
     (a) Subject to the requirements set forth in Section 2, the Escrow Agent may act in accordance with the terms of this Agreement upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other written or electronic document which the Escrow Agent in good faith, after reasonable inquiry, believes to be genuine.

     (b) The Escrow Agent shall be deemed to have properly delivered any item of the Escrow upon (i) delivery by wire transfer to such accounts as the Escrow Agent may be instructed in writing by the person to whom delivery is to be made; (ii) delivery in person at the Escrow Agent’s offices; or (iii) delivery in any other manner pursuant to written instructions of the person to whom delivery is to be made.
     (c) In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Escrow Agent shall not be liable to anyone for damages, losses or expenses which may be incurred as a result of the Escrow Agent so acting or failing to so act; provided, however, the Escrow Agent shall not be relieved from liability for damages arising out of its gross negligence or willful misconduct under this Agreement or breach of this Agreement.
     (d) The Escrow Agent is expressly authorized and directed to deliver to LJH and to Owl Creek copies of all written notices and reports delivered by Escrow Agent to TAS or TIMCO pursuant to this Agreement, and to respond to reasonable requests by either of LJH or Owl Creek for information relating to this Agreement and the Escrow. In the event of any dispute arising under this Agreement, LJH and Owl Creek are agreed by the Parties to be express third party beneficiaries of this Agreement and to have the right to appear and participate in any such litigation as their rights may appear.
     10. Other Agreements. The Escrow Agent is not a party to, nor is it bound by, any other agreement or undertaking among the Parties, it being the intention of the Parties hereto that the Escrow Agent assents to and shall be obligated to give attention only to the terms and provisions hereof. Unless otherwise provided in Section 9(a), Section 13(a) or Section 14, the Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of TAS or TIMCO with respect to arrangements or contracts with each other or with others, the Escrow Agent’s sole duty hereunder being to hold the Escrow and to dispose of and deliver the same in accordance with the terms of this Agreement.
     11. Standard of Care.
     (a) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.
     (b) If the Escrow Agent is required by the terms hereof to determine the occurrence of any event or contingency, the Escrow Agent shall, in making such determination, be liable only for its willful misconduct or gross negligence, as determined in light of all the circumstances, including the time and facilities available to it in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Escrow Agent may request from TAS, TIMCO or any other person such reasonable additional evidence as the Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including without limitation, TAS and TIMCO, and the Escrow Agent shall not be liable for any damages resulting from its delay in acting hereunder pending its receipt and examination of additional evidence requested by it.

     (c) Unless otherwise expressly provided in this Agreement, whenever the Escrow Agent is required by the terms hereof to take action upon the occurrence of any event or contingency, the time prescribed for such action shall in all cases be a reasonable time after written notice received by the Escrow Agent for the happening of such event or contingency.
     12. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving 10 days’ prior written notice to the Parties. The Escrow Agent may be removed as Escrow Agent hereunder, with or without cause, by the Parties, acting collectively, by furnishing collective written instructions to the Escrow Agent, at any time by the giving of 10 days’ prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent or upon payment of the Escrow to the registry of court of competent jurisdiction, as provided herein below. Upon any such notice of resignation or removal, the Parties shall collectively appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000. If TAS and TIMCO have not collectively appointed a successor Escrow Agent within twenty (20) days after the date of notice of the Escrow Agent’s resignation or removal, the Escrow Agent shall deliver the Escrow to the registry of a court of competent jurisdiction. Upon the acceptance in writing of any appointment as the Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties previously vested in the Escrow Agent who has resigned or has been removed (the “Retiring Escrow Agent”), including delivery of such funds to the registry of a court of competent jurisdiction. Upon the effectiveness of the Retiring Escrow Agent’s resignation or removal, the Retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as the Escrow Agent hereunder prior to the effectiveness of such resignation or removal. After the effectiveness of the Retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Escrow Agent under this Agreement.
     13. Liability of the Escrow Agent.
     (a) The Escrow Agent shall have no liability or obligation with respect to the Escrow, except for the Escrow Agent’s willful misconduct or gross negligence or breach of this Agreement. The Escrow Agent’s sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith, after reasonable inquiry, believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow, any account in which the Escrow is deposited, this Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in good faith in accordance with the written opinion or instruction of such counsel provided to each of TAS and TIMCO. The Parties, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.
     (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by a court of competent jurisdiction with respect to the Escrow without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies in good faith with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
     (c) The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.
     (d) Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any parties hereto, anything herein to the contrary notwithstanding.
     14. Indemnification of the Escrow Agent. From and at all times after the date of this Agreement, the Parties, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (but excluding Lacy Harber, John Cawthron, LJH, Ltd. and TAS) (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation TAS or TIMCO, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnified Parties under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party or from the breach of this Agreement by such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Parties in writing, and the Parties shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be paid by such Indemnified Party, except that TAS and/or TIMCO shall be required to pay such reasonable fees and expenses if (a) TAS and/or TIMCO agree to pay such fees and expenses, (b) TAS and/or TIMCO shall fail to assume the defense of such action or proceeding or shall fail to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) TAS and TIMCO are plaintiffs in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impeded parties) include both the Indemnified Party and TAS and/or TIMCO, and the Indemnified Party shall have been advised by counsel that principles of legal ethics prevent one counsel from representing all of the named parties. The Parties shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by TAS and/or TIMCO pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Parties, jointly and severally, upon demand by such Indemnified Party. Notwithstanding the joint and several liability of the Parties, each of TAS and TIMCO hereby agree to pay one-half of the foregoing losses, damages, costs and expenses of the Indemnified Parties unless otherwise ordered by a court of competent jurisdiction. The obligations of the Parties under this Section 14 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.
     The Parties agree that neither the payment by TAS or TIMCO of any claim by the Escrow Agent or any Indemnified Party for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent or any Indemnified Party from the Escrow in respect of a claim by the Escrow Agent or any Indemnified Party for indemnification shall impair, limit, modify or affect, as among the Parties the respective rights and obligations of TAS or TIMCO under the Merger Agreement.
     No expenses or indemnification pursuant to this Agreement may be paid from the Deposit Amount.
     15. Time of Performance. Under the terms hereof, if the time for performance of any provision shall fall on a date which is not a Business Day, the performance thereof on the next succeeding Business Day shall be deemed to be in full compliance. Whenever time is referred to in this Agreement, it shall be the time recognized by the Escrow Agent in the ordinary conduct of its normal business transactions.
     16. Bankruptcy, etc. The bankruptcy, insolvency, reorganization or absence of TAS or TIMCO shall not affect or prevent performance by the Escrow Agent of its obligations or its right to rely upon instructions received hereunder.

     17. Remedies of the Escrow Agent. As additional consideration for and as an inducement for the Escrow Agent to act hereunder, it is understood and agreed that in the event of any disagreement between the parties to this Agreement or in the event any other person or entity claims an interest in the Escrow or any part thereof, and such disagreement or claim results in adverse claims and demands being made by them or any of them in connection with or for any part of the Escrow, the Escrow Agent shall pay the Escrow to the registry of a court of competent jurisdiction for determination of the rights of TAS and TIMCO thereto, whereupon the Escrow Agent shall have no further obligation with respect to the Escrow to either TAS or TIMCO. Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to TAS or TIMCO for the failure of the Escrow Agent to comply with the conflicting or adverse demands of TAS or TIMCO or of any other persons or entities claiming an interest in the Escrow or any part thereof.
     18. Fees and Expenses.
     (a) Each of TAS and TIMCO hereby agree to pay one-half of the fees of the Escrow Agent for its ordinary services hereunder, as determined in accordance with, and payable as specified in, the Schedule of Fees set forth in Schedule 1 attached hereto unless otherwise ordered by a court of competent jurisdiction. In addition, each of TAS and TIMCO hereby agrees to pay one-half of the Escrow Agent’s reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable legal fees and expenses, in the event the Escrow Agent deems it necessary to retain counsel after the date of this Agreement. Such expenses shall be paid to the Escrow Agent within 10 days following receipt by TAS and TIMCO of a written statement setting forth such expenses.
     (b) Each of TAS and TIMCO agrees that in the event any controversy arises under or in connection with this Agreement or the Escrow, or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrow, it will pay to the Escrow Agent one-half of the reasonable compensation for its extraordinary services and reimburse the Escrow Agent for one-half of all reasonable costs and expenses associated with such controversy or litigation, including, but not limited to reasonable legal fees and expenses unless otherwise ordered by a court of competent jurisdiction. The Escrow Agent shall give written notice to the Parties prior to incurring any such fees, costs or expenses, and an estimate of the amount of such fees, costs and expenses.
     (c) Each of TAS and TIMCO warrants and agrees with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow or any part thereof; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow or any part thereof; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow or any part thereof or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrow or any part thereof.
     (d) The Escrow Agent waives any right of set off or any other legal right or claim that it or any assignee may have or assert against the Escrow, excluding only exceptions that may arise pursuant to this Agreement. No expenses payable pursuant to Section 18 of this Agreement may be paid from the Deposit Amount.

     (e) In the event fees and expenses of the Escrow Agent are to be paid pursuant to Section 14 hereof, it is understood and agreed by both TAS and TIMCO that such fees and expenses are in addition to those described above.
     19. Effective Date. The effective date of this Agreement shall be the date hereof.
     20. Termination and Resignation. Unless sooner terminated as hereinafter provided, this Agreement shall terminate without action of any party when all of the terms hereof shall have been fully performed.
     21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.
     22. Amendments. This Agreement cannot be amended or modified except by another agreement in writing signed by all the parties hereto or by their respective successors in interest.
     23. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this agreement.
     24. Governing Law. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Texas without giving effect to the conflict of laws principles thereof.
     25. Withholding. The Escrow Agent shall not be responsible or liable for determination or payment of any taxes assessed against the Escrow or the income therefrom nor for the preparation or filing of any tax returns other than withholding required by statute or treaty. The Parties agree to provide the Escrow Agent any information necessary to perform any such required withholding, including IRS Form W-8 or W-9, as applicable, and the Escrow Agent shall be entitled to rely on such information. The Escrow Agent will establish the account holding the Escrow under the EIN of TAS; if Escrow Agent is responsible for tax reporting as set forth in this Section 25, it will be rendered under the aforementioned TIN.
     26. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

if to TAS:	TAS Holding, Inc
c/o Cawthron, Womack & Coker, P.C.
First Waco Center
1700 N. Valley Mills Drive
P. O. Box 8256
Waco, TX 76714
Telephone No.: (817) 776-3871
Facsimile No.: (254) 776-4346
Attention: John Cawthron

with a copy to:	Bracewell & Giuliani LLP

500 N. Akard Street, Suite 4000
Dallas, TX 75201
Telephone No.: (214) 758-1000
Facsimile No.: (214) 758-1010
Attention: Michael W. Tankersley

with a copy to:	Beard, Kultgen, Brophy, Bostwick &
Dickson, LLP
Central Tower
5400 Bosque Boulevard, Suite 301
Waco, TX 76710
Telephone No.: (254) 776-5500
Facsimile No.: (254) 776-3591
Attention: Richard E. Brophy, Jr.

if to TIMCO:	TIMCO Aviation Services, Inc.
623 Radar Road
Greensboro, NC 27410
Telephone No.: (336) 668-4410
Facsimile No: (336) 337-1867
Attention: CEO and CFO

with a copy to:	Akerman Senterfitt
One Southeast Third Avenue, 28th Floor
Miami, FL 33131
Telephone No.: (305) 982-5604
Facsimile No: (305) 374-5095
Attention: Philip B. Schwartz

with a copy to:	Richards, Layton & Finger, P.A.
One Rodney Square
P. O. Box 551
Wilmington, DE 19899
Telephone No.: (302) 658-6500
Facsimile No.: (302) 658-6548
Attention: Mark Gentile

If to Escrow Agent:	American Bank of Texas
931 West Main
Dennison TX 75020
Telephone No.: (903) 463-3510
Facsimile No.: (903)
Attention: James Parker
     27. Reports. At least monthly, within ten days of the end of each calendar month, the Escrow Agent shall provide each of the Parties, LJH and Owl Creek with a full accounting of the

Escrow, and a report of all transactions regarding the Escrow (including receipts, investments and disbursements) not previously reported.
     28. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell and deal in any of the securities of the Parties and become pecuniarily interested in any transaction in which the Parties may be interested, and contract and lend money to the Parties and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for TAS or TIMCO or for any other entity. The Parties acknowledge that they are aware that Escrow Agent is owned by LJH or an affiliate.
     29. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, provided that (i) Owl Creek is an express third party beneficiary of this Agreement and (ii) after the effectiveness of the Merger and until such time as the Deposit Amount is delivered to the Paying Agent, the Holders shall be express third party beneficiaries of this Agreement. The provisions of this Agreement for their benefit may be enforced by such express third party beneficiaries.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first stated above.

TAX IDENTIFICATION NUMBER:	PARTIES:

TAS Holding, Inc.

	By:	/s/ John R. Cawthron

	Name:	John R. Cawthron

	Title:	President

TIMCO Aviation Services, Inc.

	By:	/s/ Ronald Utecht

	Name:	Ronald Utecht

	Title:	President

ESCROW AGENT:

American Bank of Texas, as Escrow Agent

	By:	/s/ James Parker

	Name:	James Parker

	Title:	CFO

SCHEDULE 1
FEE SCHEDULE
An administrative fee of $100 will be payable upon distribution of the Escrow.